COMERICA ANNOUNCES RESULTS OF FEDERAL RESERVE'S
REVIEW OF 2017 CAPITAL PLAN

Federal Reserve Did Not Object to Capital Plan

Plan Includes Equity Repurchases of Up to $605 Million,
an Increase of Nearly 40 Percent Over 2016 Plan

Board to Consider an Increase to Quarterly Dividend in July

DALLAS/June 28, 2017 - Comerica Incorporated (NYSE: CMA) today announced that the Federal Reserve has completed its 2017 Comprehensive Capital Analysis and Review (“CCAR”) and did not object to the Comerica capital plan and capital distributions contemplated in the plan. The plan includes equity repurchases of up to $605 million for the four-quarter period commencing in the third quarter 2017 and ending in the second quarter 2018. The timing and ultimate amount of equity repurchases will be subject to various factors, including the Company’s financial performance and market conditions.
In addition, at its meeting on July 25, 2017, the Board will consider increasing the Company’s quarterly dividend to $0.30 per common share, a 15 percent increase over the current dividend rate.
“We remain focused on responsibly managing our capital to maximize growth opportunities, execute our GEAR Up initiatives and maintain a solid balance sheet," said Ralph W. Babb Jr., chairman and chief executive officer. “With our strong capital position and improved financial performance, we continue to return excess capital in a meaningful way to further enhance long-term value for our  shareholders.  In that regard, we are pleased that the Federal Reserve did not object to our 2017 capital plan to significantly increase our equity repurchases and dividend.”
Shares reacquired pursuant to the equity repurchase program will be held as treasury shares and may be used for various corporate purposes, including to offset issuances of common shares under Comerica's compensation plans.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. Comerica reported total assets of $73 billion at March 31, 2017.

Forward Looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; changes in regulation or oversight; reliance on other companies to provide certain key components of business infrastructure; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; potential legislative, administrative or judicial changes or interpretations related to the tax treatment of corporations; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne Mielke	Darlene Persons
(214) 462-4463	(214) 462-6831

Chelsea Smith
(214) 462-6834